Exhibit 99.1
January 21, 2004

Lisa Capps
Investor Relations
Westcorp
Phone: (949) 727-1002
Email: Investor_Relations@WestcorpInc.com

Westcorp Reports Fourth Quarter and 2003 Year-End Results

•	Fourth quarter net income doubled to $39 million

•	Annual net income rose 55% to a record $124 million

•	Earnings per share increased 39% to a record $2.85 for 2003

•	Delinquencies improved 60 basis points to 2.90% year over year

•	Fourth quarter annualized credit losses improved 70 basis points to 2.64%

Irvine, CA: Westcorp (NYSE:WES) today reported that net income doubled to $39.1 million for the three months ended December 31, 2003 compared with $19.5 million for the same period a year ago. Earnings per diluted share increased 63% to $0.80 for the three months ended December 31, 2003 compared with $0.49 per diluted share for the same period a year earlier. For all of 2003, net income increased 55% to a record $124 million compared with $79.7 million for 2002. Earnings per diluted share rose 39% to a record $2.85 for the year compared with $2.05 for 2002.

“We achieved outstanding performance in 2003 by focusing on originating prime credit quality contracts and other initiatives to improve earnings. The success of this strategy is reflected in our improving credit quality which accelerated our earnings performance in the second half of the year,” said Tom Wolfe, President of Westcorp. “As a result, we’re updating our 2004 earnings guidance to reflect higher net income of approximately $183 million or $3.50 per diluted share for all of 2004, up from our previous guidance of $170 million or $3.25 per diluted share.”

During the quarter, the Company successfully completed the sale of 6.3 million additional shares raising a total of $207 million in additional capital. During 2003, Westcorp issued a total of 12.4 million additional shares and raised a total of $370 million in additional capital.

“The significant increase in capital brought our total equity to assets ratio to 9.0% at December 31, 2003 compared with 6.5% a year ago, which provides us a strong capital base to continue to profitably grow our business,” said Lee Whatcott, CFO of Westcorp. “During the fourth quarter both Standard & Poor’s Rating Services and Fitch Ratings revised their outlooks on our Company from stable to positive due in part to our improving capital levels and profitability.”

Automobile contract purchases totaled $1.4 billion for the fourth quarter of 2003, a 12% increase from the same period a year earlier. For all of 2003, automobile contract purchases rose 10% to $6.0 billion compared with $5.4 billion for 2002. As a result of higher contract originations, the Company’s portfolio of managed automobile contracts reached $10.6 billion at December 31, 2003, up from $9.4 billion a year earlier.

Annualized credit loss experience in the fourth quarter improved 70 basis points to 2.64% of average managed automobile contracts compared with 3.34% for the same period a year earlier. For the year, credit loss experience improved 17 basis points to 2.60% compared with 2.77% for 2002. The percentage of outstanding automobile contracts 30 days or more delinquent improved 60 basis points to 2.90% at December 31, 2003 compared with 3.50% a year ago.

Net interest income grew 17% to $193 million for the fourth quarter compared with $164 million for the same period a year earlier. Net interest margin was 5.00% for the fourth quarter compared with 5.02% for the same period a year ago. For the year, net interest income increased 17% to $714 million compared with $612 million for 2002. Net interest margin was 4.95% for all of 2003 compared with 5.14% for 2002. Net interest income increased as automobile contracts increased offset by narrower net interest margins as the Company continued to shift its portfolio to a higher percentage of prime credit quality automobile contracts. Higher prepayments in its mortgage-backed securities portfolio also contributed to narrower net interest margins.

The Company continued to shift its overall deposit mix from certificates of deposit to lower cost demand deposit and money market accounts. Total demand deposit and money market accounts increased $271 million or 36% to $1.0 billion at December 31, 2003 compared with the same period a year ago. The weighted average interest cost of deposits (excluding the effects of hedging) declined to 1.35% for the fourth quarter compared with 2.23% for the same period a year earlier. For 2003, the weighted average interest rate of deposits declined to 1.73% compared with 2.69% for the same period a year ago.

Provision for credit losses totaled $72.9 million for the three months ended December 31, 2003, compared with $97.2 million for the same period a year earlier. For the year, provision for credit losses totaled $294 million compared with $306 million for the same period a year ago. The decline in provision for credit losses is the result of lower chargeoff experience and the shift in the portfolio to more prime credit quality contracts. The allowance for credit losses as a percentage of owned automobile contracts outstanding was 2.7% at December 31, 2003 compared with 2.9 a year earlier.

Noninterest income increased to $26.8 million for the three months ended December 31, 2003 compared with $26.4 million for the same period a year earlier. For the year, total noninterest income increased 22% to $110 million compared with $90.7 million for 2002. The increase was primarily the result of an increase in the level of automobile contracts managed.

Noninterest expense of $73.9 million increased to 34% of total revenues for the fourth quarter compared with $63.5 million or 33% of total revenues for the same period a year earlier. The increase in noninterest expense for the fourth quarter is primarily the result of higher salary related expenses. For 2003, noninterest expense of $282 million improved to 34% of total revenues compared with $251 million or 36% for 2002.

Minority interest in subsidiaries increased $12.9 million to $26.1 million for 2003 compared with $13.2 million for 2002. This increase is primarily the result of WFS Financial, an 84% owned subsidiary of Westcorp, selling $1.7 billion of automobile contracts to a 100% owned subsidiary of Westcorp and higher net income at WFS Financial.

Earnings Conference Call

Westcorp, along with its subsidiary WFS Financial, will host a conference call for analysts and investors at 9:00 a.m. (PST) on Thursday, January 22, 2004. As part of this conference call, the Company’s management will discuss earnings results for the quarter. For a live Internet broadcast of this conference call, please go to the Company’s web site at http://www.westcorpinc.com to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call.

Westcorp is a financial services holding Company whose principal subsidiaries are WFS Financial Inc and Western Financial Bank. Westcorp is a publicly owned Company whose common stock is traded on the New York Stock Exchange under the symbol WES.

Westcorp, through its subsidiary, WFS Financial, is one of the nation’s largest independent automobile finance companies. WFS Financial specializes in originating, securitizing, and servicing new and pre-owned prime and non-prime credit quality automobile contracts through its nationwide relationships with automobile dealers. Information about WFS Financial can be found at its web site at http://www.wfsfinancial.com.

Westcorp, through its subsidiary, Western Financial Bank, operates 19 retail bank branches and provides commercial banking services in Southern California. Information on the products and services offered by the Bank can be found at its web site at http://www.wfb.com.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act, as amended. Forward-looking statements are identified by the use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” and similar terms and phrases, including references to assumptions. Forward-looking statements in this press release relate to analyses and other information, which are based on forecasts of future results and estimates of amounts not yet determinable. In addition, these statements relate to the Company’s future prospects, developments and business strategies and include information regarding the Company’s improved credit quality trends and higher automobile origination growth, the shift towards a higher concentration of prime credit quality originations and automobile contracts and the Company’s shift of its overall deposit mix. Forward-looking statements also include statements regarding the Company’s ability to profitably grow its business, the Company’s improving capital levels and its expectation to achieve specified earnings per share for 2004.

These statements are subject to uncertainties and factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond its control, that could cause actual results to differ materially from those expressed in or implied by these forward-looking statements. In particular, there can be no assurances that improved credit quality trends, automobile origination growth, improved credit loss experience or other operational improvements identified in this press release will continue in future periods.

The following factors are among those that may cause actual results to differ materially from the forward-looking statements: changes in general economic and business conditions; interest rate fluctuations, including hedging activities; the Company’s financial condition and liquidity, as well as future cash flow and earnings and the level of operating expenses; competition; the effect, interpretation, or application of new or existing laws, regulations, court decisions and significant litigation; and the level of chargeoffs on the automobile contracts that the Company originates.

A further list of these risks, uncertainties and other matters can be found in the Company’s filings with the Securities and Exchange Commission. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, the Company’s actual results may vary materially from those expected, estimated or projected. The information contained in this press release is as of January 21, 2004. The Company assumes no obligation to update any forward-looking statements to reflect future events or circumstances.

WESTCORP AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,

	2003	2002	2003	2002

	(Dollars in thousands, except share and per share amounts)
Interest income:
Loans, including fees	$292,599	$272,727	$1,153,768	$1,021,317
Mortgage-backed securities	21,713	26,714	83,663	113,154
Investment securities	845	678	3,057	2,815
Other	1,525	1,611	4,529	5,654

TOTAL INTEREST INCOME	316,682	301,730	1,245,017	1,142,940
Interest expense:
Deposits	14,365	18,373	64,634	80,015
Notes payable on automobile secured financing	97,440	105,768	416,577	406,851
Other	12,374	13,618	50,225	44,050

TOTAL INTEREST EXPENSE	124,179	137,759	531,436	530,916

NET INTEREST INCOME	192,503	163,971	713,581	612,024
Provision for credit losses	72,936	97,189	294,006	306,233

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	119,567	66,782	419,575	305,791
Noninterest income:
Automobile lending	22,702	17,142	90,511	62,332
Other	4,138	9,210	19,646	28,321

TOTAL NONINTEREST INCOME	26,840	26,352	110,157	90,653
Noninterest expense:
Salaries and associate benefits	42,486	31,724	163,436	137,462
Credit and collections	8,973	9,734	35,977	36,429
Data processing	4,061	5,086	17,751	18,711
Occupancy	3,893	3,904	15,678	15,063
Other	14,534	13,018	48,946	43,641

TOTAL NONINTEREST EXPENSE	73,947	63,466	281,788	251,306

INCOME BEFORE INCOME TAX	72,460	29,668	247,944	145,138
Income tax	28,731	7,294	98,275	52,267

INCOME BEFORE MINORITY INTEREST	43,729	22,374	149,669	92,871
Minority interest in earnings of subsidiaries	4,611	2,890	26,064	13,153

NET INCOME	$39,118	$19,484	$123,605	$79,718

Net income per common share:
Basic	$0.82	$0.50	$2.88	$2.07

Diluted	$0.80	$0.49	$2.85	$2.05

Weighted average number of common shares outstanding:
Basic	47,948,778	39,199,742	42,867,262	38,588,710

Diluted	48,662,953	39,442,393	43,397,211	38,922,611

Dividends declared	$0.13	$0.12	$0.52	$0.48

WESTCORP AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	(Unaudited)
	December 31, 2003	December 31, 2002

	(Dollars in thousands)
ASSETS
Cash and due from banks	$382,082	$84,215
Restricted cash	245,399	71,763
Investment securities available for sale	117,749	56,766
Mortgage-backed securities available for sale	2,701,797	2,649,657
Loans receivable	11,138,483	9,443,901
Allowance for credit losses	(301,602)	(269,352)

Loans receivable, net	10,836,881	9,174,549
Amounts due from trusts		101,473
Premises and equipment, net	81,814	78,664
Other	250,198	265,552

TOTAL ASSETS	$14,615,920	$12,482,639

LIABILITIES
Deposits	$1,972,856	$1,974,984
Notes payable on automobile secured financing	10,254,641	8,494,678
Securities sold under agreements to repurchase	222,489	276,600
Federal Home Loan Bank advances	328,644	336,275
Subordinated debentures	394,854	400,561
Amounts held on behalf of trustee		177,642
Other	188,517	107,036

TOTAL LIABILITIES	13,362,001	11,767,776
Minority interest	131,434	101,666
SHAREHOLDERS’ EQUITY
Common stock (par value $1.00 per share; authorized 65,000,000 shares; issued and outstanding 51,698,398 shares at December 31, 2003 and 39,200,474 shares at December 31, 2002)	51,698	39,200
Paid-in capital	710,001	350,018
Retained earnings	427,527	325,529
Accumulated other comprehensive loss, net of tax	(66,741)	(101,550)

TOTAL SHAREHOLDERS’ EQUITY	1,122,485	613,197

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$14,615,920	$12,482,639

The following table presents information relative to the average balances and interest rates on an owned basis for the periods indicated:

	For the Three Months Ended
	December 31,

	2003			2002

	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate

	(Dollars in thousands)
Interest earning assets:
Total investments:
Mortgage-backed securities	$2,572,209	$21,713	3.38%	$2,363,697	$26,714	4.52%
Other short-term investments	547,567	1,515	1.10	401,749	1,583	1.56
Investment securities	114,349	845	2.95	49,071	678	5.53
Interest earning deposits with others	6,328	10	0.65	9,692	28	1.14

Total investments	3,240,453	24,083	2.97	2,824,209	29,003	4.11
Total loans: (1)
Consumer loans	10,732,332	288,024	10.65	8,960,965	264,851	11.73
Mortgage loans	231,932	3,034	5.23	286,533	6,657	9.29
Commercial loans	108,052	1,389	5.03	109,233	1,162	4.16
Construction loans	11,923	152	4.98	5,767	57	3.88

Total loans	11,084,239	292,599	10.47	9,362,498	272,727	11.56

Total interest earning assets	$14,324,692	316,682	8.78%	$12,186,707	301,730	9.83%

Interest bearing liabilities:
Deposits	$1,985,347	14,365	2.87%	$2,031,328	18,373	3.59%
Securities sold under agreements to repurchase	228,168	1,112	1.93	306,467	1,693	2.19
FHLB advances and other borrowings	443,530	1,446	1.28	361,759	1,714	1.88
Notes payable on automobile secured financing	10,086,393	97,440	3.86	8,325,834	105,768	5.08
Subordinated debentures	394,618	9,816	9.95	410,144	10,211	9.96

Total interest bearing liabilities	$13,138,056	124,179	3.78%	$11,435,532	137,759	4.81%

Net interest income and interest rate spread		$192,503	5.00%		$163,971	5.02%

Net yield on average interest earning assets			5.38%			5.38%

	For the Twelve Months Ended
	December 31,

	2003			2002

	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate

	(Dollars in thousands)
Interest earning assets:
Total investments:
Mortgage-backed securities	$2,528,870	$83,663	3.31%	$2,196,539	$113,154	5.15%
Other short-term investments	377,762	4,464	1.18	320,388	5,556	1.73
Investment securities	80,626	3,057	3.79	47,983	2,815	5.87
Interest earning deposits with others	7,869	65	0.83	7,106	98	1.38

Total investments	2,995,127	91,249	4.06	2,572,016	121,623	4.73
Total loans: (1)
Consumer loans	10,225,488	1,134,294	11.09	8,181,117	993,417	12.14
Mortgage loans	249,905	13,577	5.43	321,742	22,501	6.99
Commercial loans	110,296	5,409	4.90	90,642	5,035	5.55
Construction loans	10,177	488	4.80	7,951	364	4.57

Total loans	10,595,866	1,153,768	10.89	8,601,452	1,021,317	11.87

Total interest earning assets	$13,590,993	1,245,017	9.16%	$11,173,468	1,142,940	10.23%

Interest bearing liabilities:
Deposits	$1,982,205	64,634	3.26%	$2,196,262	80,015	3.64%
Securities sold under agreements to repurchase	220,989	4,544	2.06	222,154	5,543	2.50
FHLB advances and other borrowings	444,280	6,221	1.40	244,284	5,281	2.16
Notes payable on automobile secured financing	9,592,483	416,577	4.34	7,426,265	406,851	5.48
Subordinated debentures	396,211	39,460	9.96	331,990	33,226	10.01

Total interest bearing liabilities	$12,636,168	531,436	4.21%	$10,420,955	530,916	5.09%

Net interest income and interest rate spread		$713,581	4.95%		$612,024	5.14%

Net yield on average interest earning assets			5.25%			5.48%

(1)	For the purpose of these computations, nonaccruing contracts are included in the average amounts outstanding.

WESTCORP AND SUBSIDIARIES
OTHER FINANCIAL DATA AND STATISTICAL SUMMARY

	Q4 2003	Q3 2003	Q2 2003	Q1 2003	Q4 2002

	(Dollars in thousands, except per share amounts and number of accounts)
Earnings:
Net interest income	$192,503	$180,863	$173,925	$166,290	$163,971
Provision for credit losses	72,936	73,150	68,036	79,884	97,189
Noninterest income	26,840	27,833	27,731	27,753	26,352
Noninterest expense	73,947	66,745	72,657	68,439	63,466
Income before taxes	72,460	68,801	60,963	45,720	29,668
Income taxes	28,731	27,343	23,975	18,226	7,294
Net income	$39,118	$29,335	$31,603	$23,549	$19,484

Equity:
Earning per share - basic	$0.82	$0.65	$0.81	$0.60	$0.50
Earning per share - diluted	$0.80	$0.64	$0.80	$0.60	$0.49
Dividend per share - diluted	$0.13	$0.13	$0.13	$0.13	$0.12
Book value per share (period end) (1)	$23.00	$20.89	$19.39	$18.71	$18.23
Stock price per share (period end)	$36.55	$34.95	$28.00	$18.57	$21.00
Total equity to assets (2)	9.04%	7.54%	6.38%	6.30%	6.54%
Return on average equity (1)	14.77%	12.92%	16.96%	13.05%	11.10%
Average shares outstanding - diluted	48,662,953	45,786,913	39,676,670	39,452,915	39,442,393

Loan Portfolio:
Automobile contracts purchased	$1,356,505	$1,683,402	$1,586,616	$1,353,053	$1,211,016
Automobile contracts managed (period end)	$10,596,665	$10,475,948	$10,049,966	$9,650,229	$9,389,974
Number of accounts managed (period end)	826,122	818,125	796,688	775,090	757,269
Average automobile contracts managed	$10,549,972	$10,284,067	$9,839,661	$9,533,314	$9,366,392
Return on average automobile contracts (3)	1.48%	1.14%	1.28%	0.99%	0.83%

Credit Quality:
Delinquency rate (30+ days)	2.90%	2.70%	2.75%	2.41%	3.50%
Repossessions to total contracts	0.10%	0.11%	0.09%	0.11%	0.18%
Net chargeoffs (annualized)	2.64%	2.58%	2.33%	2.86%	3.34%
Allowance to automobile contracts	2.71%	2.71%	2.75%	2.76%	2.85%

Operations:
Total assets	$14,615,920	$14,238,588	$13,665,109	$13,314,876	$12,482,639
Noninterest expense to total revenues	33.71%	31.98%	36.03%	35.27%	33.35%

(1)	Excludes other comprehensive income

(2)	Excludes other comprehensive income and includes minority interest

(3)	Net income (annualized) divided by average automobile contracts managed

WESTCORP AND SUBSIDIARIES
CUMULATIVE STATIC POOL LOSS CURVES (UNAUDITED)
At December 31, 2003

     The following table sets forth the cumulative static pool losses by month for all outstanding public securitized pools:

Period (1)	1999-B	2000-A	2000-B	2000-C	2000-D	2001-A	2001-B	2001-C	2002-1	2002-2	2002-3	2002-4	2003-1	2003-2	2003-3	2003-4

1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.04%	0.03%	0.02%	0.04%	0.04%	0.03%	0.03%	0.04%	0.01%	0.00%	0.02%	0.02%	0.01%	0.00%	0.00%	0.01%
3	0.11%	0.10%	0.09%	0.13%	0.11%	0.09%	0.10%	0.09%	0.06%	0.03%	0.06%	0.07%	0.04%	0.02%	0.02%
4	0.26%	0.20%	0.24%	0.27%	0.24%	0.20%	0.21%	0.20%	0.15%	0.10%	0.14%	0.16%	0.11%	0.06%	0.06%
5	0.47%	0.36%	0.39%	0.46%	0.39%	0.33%	0.33%	0.35%	0.29%	0.18%	0.27%	0.26%	0.18%	0.14%	0.13%
6	0.66%	0.55%	0.59%	0.65%	0.54%	0.50%	0.50%	0.49%	0.43%	0.32%	0.44%	0.38%	0.29%	0.25%
7	0.87%	0.71%	0.78%	0.81%	0.74%	0.70%	0.69%	0.65%	0.60%	0.49%	0.57%	0.50%	0.41%	0.36%
8	1.00%	0.91%	0.99%	0.93%	0.93%	0.84%	0.87%	0.81%	0.84%	0.66%	0.70%	0.61%	0.53%	0.48%
9	1.13%	1.10%	1.17%	1.07%	1.13%	1.04%	1.05%	0.95%	1.06%	0.82%	0.82%	0.78%	0.66%
10	1.24%	1.27%	1.33%	1.24%	1.34%	1.24%	1.22%	1.07%	1.28%	0.96%	0.96%	0.94%	0.80%
11	1.35%	1.45%	1.44%	1.41%	1.50%	1.45%	1.36%	1.20%	1.48%	1.10%	1.10%	1.08%	0.93%
12	1.44%	1.58%	1.57%	1.62%	1.74%	1.67%	1.53%	1.37%	1.67%	1.26%	1.24%	1.28%
13	1.58%	1.73%	1.72%	1.86%	1.95%	1.90%	1.67%	1.55%	1.82%	1.39%	1.38%	1.43%
14	1.74%	1.85%	1.86%	2.04%	2.21%	2.09%	1.81%	1.74%	1.99%	1.51%	1.53%	1.59%
15	1.85%	2.00%	2.04%	2.25%	2.48%	2.25%	2.00%	1.97%	2.14%	1.68%	1.70%
16	2.03%	2.15%	2.24%	2.45%	2.71%	2.41%	2.19%	2.16%	2.27%	1.83%	1.88%
17	2.16%	2.37%	2.39%	2.68%	2.89%	2.54%	2.37%	2.36%	2.45%	1.99%	2.03%
18	2.30%	2.52%	2.55%	2.88%	3.08%	2.73%	2.60%	2.59%	2.62%	2.16%
19	2.42%	2.67%	2.73%	3.08%	3.22%	2.93%	2.80%	2.78%	2.80%	2.31%
20	2.50%	2.83%	2.93%	3.23%	3.40%	3.11%	3.01%	2.95%	2.99%	2.46%
21	2.58%	2.99%	3.12%	3.38%	3.59%	3.34%	3.19%	3.14%	3.15%
22	2.67%	3.16%	3.27%	3.54%	3.78%	3.54%	3.34%	3.29%	3.31%
23	2.77%	3.34%	3.38%	3.67%	3.96%	3.72%	3.49%	3.41%
24	2.87%	3.49%	3.52%	3.83%	4.18%	3.92%	3.62%	3.57%
25	3.01%	3.63%	3.63%	4.00%	4.41%	4.10%	3.75%	3.73%
26	3.14%	3.75%	3.73%	4.16%	4.58%	4.23%	3.87%	3.88%
27	3.16%	3.86%	3.84%	4.35%	4.79%	4.36%	4.00%	4.04%
28	3.29%	3.97%	3.97%	4.50%	4.96%	4.47%	4.15%	4.20%
29	3.40%	4.09%	4.11%	4.64%	5.08%	4.56%	4.28%	4.35%
30	3.50%	4.21%	4.26%	4.79%	5.22%	4.67%	4.40%
31	3.61%	4.33%	4.40%	4.92%	5.34%	4.81%	4.52%
32	3.68%	4.47%	4.50%	5.02%	5.44%	4.92%	4.64%
33	3.74%	4.59%	4.61%	5.12%	5.54%	5.04%
34	3.81%	4.68%	4.70%	5.22%	5.66%	5.13%
35	3.87%	4.79%	4.78%	5.29%	5.76%	5.24%
36	3.91%	4.86%	4.85%	5.38%	5.86%
37	3.97%	4.93%	4.94%	5.47%	5.97%
38	4.03%	5.01%	4.99%	5.53%	6.04%
39	4.09%	5.08%	5.05%	5.62%
40	4.13%	5.13%	5.12%	5.68%
41	4.18%	5.18%	5.18%	5.75%
42	4.23%	5.24%	5.23%
43	4.28%	5.29%	5.27%
44	4.33%	5.34%	5.31%
45	4.35%	5.37%
46	4.38%	5.42%
47	4.39%
48	4.41%
49	4.43%
50	4.44%
51	4.46%
52	4.48%
53	4.49%
54	4.50%
Prime Mix (2)	70%	68%	69%	68%	68%	71%	71%	76%	70%	87%	85%	80%	80%	82%	84%	82%

(1)	Represents the number of months since the inception of the securitization.

(2)	Represents the original percentage of prime automobile contracts securitized within each pool.